Exhibit 99.1

11730 Plaza America Drive, Suite 700

Reston, VA 20190

News Release

IR Contact

Lawrence Delaney, Jr.

Investor Relations Advisor

714-734-5142

or

Media Contact

Joelle Shreves

Vice President, Marketing & Corporate Communications

703-707-6904

NCI TO BE ACQUIRED BY H.I.G. CAPITAL, LLC

RESTON, VA, July 3, 2017 – NCI, Inc. (NASDAQ: NCIT) (“NCI” or the “Company”), a leading provider of information technology (IT) and professional services and solutions to U.S. Federal Government agencies, announced today that it has signed a definitive agreement to be acquired by private funds managed by an affiliate of H.I.G. Capital, LLC (“H.I.G.”), a leading global private equity investment firm, in an all-cash transaction valued at approximately $283 million.

Under the terms of the definitive agreement, H.I.G. will commence a tender offer no later than July 17, 2017, to acquire all outstanding shares of NCI’s Class A and Class B common stock for $20.00 per share in cash. NCI’s board of directors has unanimously approved the transaction. Concurrently with the execution of the merger agreement, the chairman of the board of NCI, Charles Narang, in his capacity as a stockholder of the Company, entered into a tender and support agreement pursuant to which he will, subject to certain exceptions, tender all of his shares of NCI common stock in favor of the offer.

“On behalf of NCI, I am pleased to announce this agreement today and excited by the prospect of what it means for our customers and employees,” said Paul A. Dillahay, president and CEO. “This partnership with H.I.G. Capital will offer NCI an opportunity to accelerate our growth strategy; enhance our delivery of premier solutions to our customers, including the use of artificial intelligence and agile software development to increase the speed, productivity and capability of their missions; and create new opportunities for our employees.”

“We are excited to partner with Paul Dillahay and the entire NCI workforce,” said Rick Rosen, an executive managing director at H.I.G. “We believe NCI is well positioned to continue to deliver differentiated technology solutions to its federal government customers, including the men and women of our armed forces, and we look forward to working with the NCI management team through the next stage of the Company’s growth.”

The closing of the tender offer will be subject to certain conditions, including the tender of shares of NCI common stock representing at least a majority of the voting power of the shares of Class A and Class B common stock outstanding on a fully-diluted basis (assuming that the shares of Class B common stock will convert to Class A common stock upon consummation of the tender offer, the exercise of all options and the vesting of all restricted stock awards), the expiration of the waiting period under any applicable antitrust laws and other customary conditions. Upon the completion of the tender offer, H.I.G. will acquire all remaining shares through a second step merger without the need for a stockholder vote under Delaware law. The closing of the transaction is not contingent on financing. The parties currently expect the transaction to close in the third quarter of 2017. Upon the completion of the proposed transaction, NCI will become a privately held company.

Wells Fargo Securities, LLC and Stifel, Nicolaus & Company, Incorporated are serving as financial advisors to NCI. Paul Hastings LLP is acting as NCI’s legal advisor. Teneo Capital is acting as H.I.G.’s financial advisor. Kirkland & Ellis LLP is acting as H.I.G.’s legal advisor.

Additional Information and Where to Find It

The tender offer described in this press release (the “Offer”) has not yet commenced. This press release is neither an offer to purchase nor a solicitation of an offer to sell any shares of NCI common stock or any other securities of NCI. Cloud Intermediate Holdings, LLC and Cloud Merger Sub, Inc., each of whom are affiliates of H.I.G. Capital, LLC, will file a tender offer statement on Schedule TO (“Schedule TO”) with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 (“Schedule 14D-9”), each with respect to the planned Offer described in this press release. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such statements. Investors and security holders are urged to read, carefully and in their entirety, both the Schedule TO and the Schedule 14D-9 regarding the Offer, each as may be amended from time to time, and any other documents relating to the Offer that are filed with the SEC, when they become available because they will contain important information relevant to making any decision regarding tendering shares. Such materials, when prepared and ready for release, will be made available to the Company’s stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov and also may be obtained by directing a request to the Company’s Investor Relations department at (703) 707-6900.

Forward-Looking Statements

This press release contains forward-looking statements related to NCI, Inc., including statements about the proposed acquisition of NCI by affiliates of H.I.G., the satisfaction of certain closing conditions with respect to the Offer, obtaining of regulatory approvals necessary to complete the Offer and the Merger, the anticipated timing of the Offer and the Merger, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the

Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to, potential adverse reactions or changes to business relationships resulting from the announcement of the proposed acquisition of the Company; unexpected costs, charges or expenses resulting from the proposed acquisition of the Company; litigation or adverse judgments relating to the proposed acquisition of the Company; risks relating to the consummation of the proposed acquisition of the Company, including the risk that the closing conditions to the Offer or the proposed Merger will not be satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; the possibility that competing offers will be made; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 31, 2017, under the heading “Item 1A—Risk Factors” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by the Company.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be “participants” in any solicitation of the Company’s stockholders in connection with the proposed transactions contemplated by the definitive agreement. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement on Schedule 14A for its 2017 Annual Meeting of Stockholders, as filed with the SEC on May 1, 2017, and will be available in the Company’s Schedule 14D-9. Investors may obtain additional information regarding the interest of such participants by reading the Schedule TO and Schedule 14D-9 when they become available.

About NCI, Inc.:

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health and civilian government agencies. The company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of agile development and lean software O&M; cybersecurity and information assurance; engineering and logistics; big data and data analytics; IT infrastructure optimization and service management; and health and program integrity. Headquartered in Reston, Virginia, NCI has approximately 2,000 employees operating at more than 100 locations worldwide. For more information, visit www.nciinc.com or email investor@nciinc.com.

About H.I.G.:

H.I.G. is a leading global private equity and alternative assets investment firm with over $21 billion of equity capital under management. Based in Miami, and with offices in New York, Boston, Chicago, Dallas, Los Angeles, San Francisco and Atlanta in the U.S., as well as international affiliate offices in London, Hamburg, Madrid, Milan, Paris, Bogotá, Rio de Janeiro and Mexico City, H.I.G. specializes in providing both debt and equity capital to small and mid-sized companies, utilizing a flexible and operationally focused/ value-added approach. For more information, please refer to the H.I.G. website at www.higcapital.com

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